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TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of September 25, 2001 for the Collection Period of August 1, 2001 through August 31, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	119,692,594.30
Discounted Principal Balance	113,014,948.96
Servicer Advances	624,854.84
Servicer Pay Ahead Balance	2,286,359.67
Maturity Advances Outstanding	—
Number of Current Contracts	7,118
Weighted Average Lease Rate	8.15%
Weighted Average Remaining Term	6.8
Reserve Fund:
Initial Deposit Amount	41,247,639.20
Specified Reserve Fund Percentage	9.630%
Prior Month Specified Reserve Fund Amount	71,495,907.94
Current Month Specified Reserve Fund Amount	71,495,907.94
	Class A Amount	Class B Amount	Total Amount
Beginning Balance	51,341,954.41	1,073,070.00	52,415,024.41
Withdrawal Amount	(786,416.48)	—	(786,416.48)
Cash Capital Contribution	—		—
Transferor Excess	139,763.83		139,763.83

Reserve Fund Balance Prior to Release	50,695,301.76	1,073,070.00	51,768,371.76
Specified Reserve Fund Balance	70,422,837.94	1,073,070.00	71,495,907.94

Release to Transferor	—	—	—
Ending Reserve Fund Balance	50,695,301.76	1,073,070.00	51,768,371.76
Prior Cumulative Withdrawal Amount	63,686,790.24	—	63,686,790.24
Cumulative Withdrawal Amount	64,473,206.72	—	64,473,206.72
Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	54

Discounted Principal Balance		868,042.13
Net Liquidation Proceeds		(471,112.51)
Recoveries—Previously Liquidated Contracts		(597,913.80)

Aggregate Credit Losses for the Collection Period		(200,984.18)

Cumulative Credit Losses for all Periods		13,149,775.40

Repossessed in Current Period	13

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	3.15%
First Preceding Collection Period	2.36%
Current Collection Period	0.00%
Condition (i)i (Charge-off Rate)
Three Month Average	1.84%
Charge-off Rate Indicator (> 1.25%)	condition met
Delinquent Contracts:	Percent	Accounts	Percent	ANIV
31-60 Days Delinquent	3.34%	238	3.15%	3,772,714.80
61-90 Days Delinquent	0.76%	54	0.78%	929,170.80
Over 90 Days Delinquent	0.15%	11	0.15%	184,834.75

Total Delinquencies		303		4,886,720.35

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	2.52%
First Preceding Collection Period	2.03%
Current Collection Period	0.91%
Condition (ii) (Delinquency Percentage)
Three Month Average	1.82%
Delinquency Percentage Indicator (> 1.25%)	condition met
Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold	531	8,432,588.90

Net Liquidation Proceeds		(7,330,385.33)

Net Residual Value (Gain) Loss		1,102,203.57

Cumulative Residual Value (Gain) Loss all periods		60,252,871.14

Matured Vehicles Sold for each Collection Period:	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Second Preceding Collection Period	3,105	40	100.00%	13,407.89	15,715.52
First Preceding Collection Period	1,356	36	100.00%	14,002.11	16,369.89
Current Collection Period	531	30	100.00%	13,804.87	16,566.86
Three Month Average				13,611.53	15,983.83

	Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value			85.16%

Condition (iii) (Residual Value Test)	Current Period Amount/Ratio	Test Met?
a) Number of Vehicles Sold > 25% of Scheduled Maturities	100.00%	YES
b) Number of Scheduled Maturities › 500	30	NO
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	85.16%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)	condition not met

Specified Reserve Fund Balance Calculation

    The Specified Reserve Fund Balance (SRFB) is $105,923,937, however, the SRFB must not be more than the lesser of (1) or (2)

  (1)
  Adjusted Notional Balance of Classes due to the Investor Certificates

  (2)
  The greater of a) or b)

  a)
  20% of aggregate residual value not matured and sold as of the last day of the collection period.

  b)
  $60,496,537.49, or $71,495,907.94 if the three month average Charge-off Rate Test, or the three month average Delinquency

      Percentage Test, or the Residual Value Test is met.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of September 25, 2001 for the Collection Period of August 1, 2001 through August 31, 2001

		Certificate Balance						Transferor Interest
	Total			Class A1 Balance	Class A2 Balance	Class A3 Balance	Class B Balance
		Percent	Balance					Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	810,691.08
Net Investment Income	2,813,645.76
Non-recoverable Advances	(71,813.15)

Available Interest	3,552,523.69		3,524,991.80	—	2,728,182.28	457,385.69	339,423.83	27,531.89
Class A1, A2, A3 Notional Interest Accrual Amount	(3,053,291.66)		(3,053,291.66)	—	(2,611,458.33)	(441,833.33)
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—	—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(390,478.25)		(390,478.25)				(390,478.25)
Class B Interest Carryover Shortfall	—		—				—
Servicer's Fee	(111,406.79)		(107,255.57)					(4,151.22)
Capped Expenses	(38,247.85)		(36,822.67)					(1,425.18)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—				—
Uncapped Expenses	—		—					—

Total Unallocated Interest	(40,900.86)		(62,856.35)					21,955.49
Excess Interest to Transferor	—		—					—

Net Interest Collections Available	—		(62,856.35)					21,955.49

Losses Allocable to Investors' Certificates:	(867,638.37)							(867,638.37)
Accelerated Principal Distribution:	—							—

Deposit to Reserve Fund:	139,763.83							(845,682.88)

Withdrawal from Reserve Fund:	786,416.48
Reimbursement/Deposit from Transferor Prin:	261,886.58
Net withdrawal from the Reserve Fund:	646,652.65
Principal:
Current Loss Amount	(901,219.39)		(867,638.37)	—	—	(867,638.37)	—		(33,581.02)
Loss Reimbursement from Transferor	144,078.24		144,078.24	—	—	144,078.24	—	(144,078.24)
Loss Reimbursement from Reserve Fund	723,560.13		723,560.13	—	—	723,560.13	—

Total	(33,581.02)		—	—	—	—	—		(33,581.02)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	575,000,000.00		575,000,000.00	—	575,000,000.00	—	—		—
Allocations—Current Period	13,700,080.70		13,700,080.70	—	—	13,700,080.70	—
Allocations—Accelerated Principal Distribution	—		—	—	—	—	—
Allocations—Not Disbursed Beginning of Period	614,231,312.46		614,231,312.46	—	575,000,000.00	39,231,312.46	—
Allocations—Not Disbursed End of Period	52,931,393.16		52,931,393.16	—	—	52,931,393.16	—
Interest Distributions/Allocations:
Distribution—Current Period	20,662,619.46		20,662,619.46	—	15,668,749.98	2,650,999.98	2,342,869.50	—
Allocations—Current Period	3,443,769.91		3,443,769.91	—	2,611,458.33	441,833.33	390,478.25
Allocations—Not Disbursed Beginning of Period	17,218,849.55		17,218,849.55	—	13,057,291.65	2,209,166.65	1,952,391.25
Allocations—Not Disbursed End of Period	—		—	—	—	—	—
Due To Trust—Current Period:			—
Total Deposit to/ (Withdrawal from) Reserve Fund	(646,652.65)
Due To Trust	609,362,700.16		609,362,700.16	—	590,668,749.98	16,351,080.68	2,342,869.50	—	—

Total Due To Trust	608,716,047.51		609,362,700.16	—	590,668,749.98	16,351,080.68	2,342,869.50	—	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of September 25, 2001 for the Collection Period of August 1, 2001 through August 31, 2001

		Certificate Balance		Class A1		Class A2		Class A3		Class B
												Transferor Interest Balance
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Initial Notional/Certificate Balance	—	100.00%	1,077,938,000.00	31.08%	335,000,000.00	53.34%	575,000,000.00	8.94%	96,400,000.00	6.64%	71,538,000.00	21,999,045.30
Percent of ANIV			98.00%		30.46%		52.28%		8.76%		6.50%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.3500%		5.4500%		5.5000%		6.5500%
Target Maturity Date					October 25, 2000		September 25, 2001		February 25, 2002		September 25, 2003
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	133,688,142.60
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	133,688,142.60
Discounted Principal Balance	123,594,395.53
Notional/Certificate Balance			742,938,000.00		—		575,000,000.00		96,400,000.00		71,538,000.00	4,981,455.06
Adjusted Notional/Certificate Balance			128,706,687.54		—		—		57,168,687.54		71,538,000.00	4,981,455.06
Percent of ANIV			96.27%		0.00%		0.00%		42.76%		53.51%	3.73%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	703,511.26
Servicer Pay Ahead Balance	3,160,477.26
Number of Current Contracts	7,889
Weighted Average Lease Rate	8.09%
Weighted Average Remaining Term	6.9
Pool Data Current Month
Aggregate Net Investment Value	119,692,594.30
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance**	119,692,594.30
Discounted Principal Balance	113,014,948.96
Notional/Certificate Balance			167,938,000.00		0.00		0.00		96,400,000.00		71,538,000.00	4,685,987.46
Adjusted Notional/Certificate Balance			115,006,606.84		0.00		0.00		43,468,606.84		71,538,000.00	4,685,987.46
Percent of ANIV			96.08%		0.00%		0.00%		36.32%		59.77%	3.92%
Certificate Factor			1.0000000		—		—		1.0000000		1.0000000
Servicer Advances	624,854.84
Servicer Pay Ahead Balance	2,286,359.67
Number of Current Contracts	7,118
Weighted Average Lease Rate	8.15%
Weighted Average Remaining Term	6.8
Prior Certificate Interest Payment Date	March 26, 2001
Next Certificate Interest Payment Date	September 25, 2001
	** Strictly for purposes of calculating Transferor's Interest.

Current Month Collection Activity	Vehicles
Principal Collections		1,608,406.27
Prepayments in Full	181	2,990,585.71

Reallocation Payment	5	95,925.29

Interest Collections		810,691.08
Net Liquidation Proceeds and Recoveries		1,069,026.31
Net Liquidation Proceeds—Vehicle Sales		7,330,385.33
Non-Recoverable Advances		(71,813.15)

Total Available		13,833,206.84
Capped and Uncapped Expenses:	Amount	Annual Amount
Total Capped Expenses Paid	38,247.85	305,982.80
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	111,406.79
Servicer's Fee Paid	111,406.79
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	19,412.78
Revolving Period:	Vehicles	Amount
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

    I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-B Distribution Date of September 25, 2001 for the Collection Period of August 1, 2001 through August 31, 2001